EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-139270 on Form S-8 of America's Car-Mart, Inc. 401k Plan of our report dated May 28, 2010, relating to the financial statements and supplemental schedule of America's Car-Mart, Inc. 401(k) Plan, which appear in this Annual Report Form 11-K of America's Car-Mart, Inc. 401(k) Plan for the year ended December 31, 2009.

\s\  HOGANTAYLOR LLP

Fayetteville, Arkansas
May 28, 2010